UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 30, 2025

Westlake Chemical Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard,	Suite 600	77056
Houston,	Texas
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	WLKP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Entry into a Material Definitive Agreement.
On October 28, 2025, Westlake Chemical OpCo LP (“OpCo”) and Westlake Corporation (“Westlake”) agreed to renew both the Ethylene Sales Agreement and the Feedstock Supply Agreement through December 31, 2027 in accordance with their respective terms (the “Renewal”), which each provide for an initial term through December 31, 2026 and automatic 12-month renewal periods until terminated at the end of the initial term or any renewal term on not less than 12-months’ notice.
In connection with the Renewal, on October 28, 2025, OpCo and certain affiliates of Westlake entered into an amendment to the Services and Secondment Agreement to align the term of such agreement with the term of the Ethylene Sales Agreement. In addition, Westlake Chemical Partners LP (the “Partnership”), OpCo and certain affiliates of Westlake also entered into an amendment to the Omnibus Agreement to provide that the Omnibus Agreement would terminate upon termination of the Ethylene Sales Agreement. The amendment also addressed certain procedural requirements in connection with Westlake’s obligation to indemnify the Partnership for certain matters, including, among others, environmental and tax matters, under the Omnibus Agreement.
The foregoing summaries of the amendments are qualified in their entirety by reference to the full text of the amendments, copies of which are filed as Exhibits 10.2 and 10.4 to this Current Report and incorporated in this Item 1.01 by reference.
The Partnership was formed by Westlake to operate, acquire and develop ethylene production facilities and related assets. The Partnership owns an aggregate 22.8% limited partner interest in OpCo and a 100% interest in Westlake Chemical OpCo GP LLC (“OpCo GP”), which is the general partner of OpCo. The Partnership controls OpCo through its ownership of OpCo GP. Westlake retains the remaining 77.2% limited partner interest in OpCo as well as a significant interest in the Partnership through its ownership of the Partnership’s general partner, approximately 40.1% of the Partnership’s limited partner units and the Partnership’s incentive distribution rights.
Item 2.02. Results of Operations and Financial Condition.
On October 30, 2025, the Partnership issued a press release announcing its 2025 third quarter results. A copy of the press release is furnished with this Current Report as Exhibit 99.1.
Item 7.01. Regulation FD Disclosure.
The Partnership is holding a conference call on October 30, 2025 to discuss its 2025 third quarter results. Information about the call can be found in the press release furnished with this Current Report as Exhibit 99.1.
On October 30, 2025, the Partnership issued a press release and posted a slide presentation on its website to provide supplemental information regarding the Renewal. Copies of the press release and the slide presentation are furnished with this Current Report as Exhibits 99.2 and 99.3, respectively.
The information furnished pursuant to this Current Report, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing by the Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Services and Secondment Agreement by and among Westlake Chemical OpCo LP, Westlake Management Services, Inc., Westlake Vinyls, Inc., WPT LLC and Westlake Petrochemicals LLC (incorporated by reference to Exhibit 10.2 to Westlake Chemical Partners LP's Current Report on Form 8-K (File No. 001-36567) filed on August 8, 2014).

10.2	First Amendment to the Services and Secondment Agreement.

10.3
Omnibus Agreement among Westlake Management Services, Inc., Westlake Vinyl Corporation, Westlake Chemical Partners GP LLC, Westlake Chemical Partners LP, WPT LLC, Westlake Petrochemicals LLC, Westlake Vinyls, Inc., Westlake Longview Corporation, Westlake Chemical OpCo GP LLC, Westlake Chemical OpCo LP, Westlake Styrene LLC and Westlake Polymers LLC (incorporated by reference to Exhibit 10.1 to Westlake Chemical Partners LP's Current Report on Form 8-K (File No. 001-36567) filed on August 8, 2014).

10.4	First Amendment to the Omnibus Agreement.

99.1	Press release issued on October 30, 2025.

99.2	Press release issued on October 30, 2025.

99.3	Investor Slide Presentation dated October 30, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP
By: Westlake Chemical Partners GP LLC
Date:	October 30, 2025	By:	/S/ L. BENJAMIN EDERINGTON
Name: L. Benjamin Ederington Title: Executive Vice President, Legal & External Affairs and Director